UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2020

THUNDER BRIDGE ACCQUISITION II, LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-39022	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9912 Georgetown Pike, Suite D203 Great Falls, Virginia	22066
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 431-0507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one Class A Ordinary Share and one-half of one Redeemable Warrant	THBRU	The NASDAQ Stock Market LLC

Class A Ordinary Share, par value $0.0001 per share	THBR	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	THBRW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 1, 2020, the Board of Directors of Thunder Bridge Acquisition II, LTD. (the “Company”) determined that the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Wednesday, December 30, 2020. The time and location of the Annual Meeting will be as set forth in the Company’s definitive proxy statement for the Annual Meeting to be filed with the Securities and Exchange Commission (“SEC”). Pursuant to the Company’s Amended and Restated Memorandum and Articles of Association (the “AOA”), shareholders seeking to bring business before the Annual Meeting must deliver such proposals to the principal executive offices of the Company, at 9912 Georgetown Pike, Suite D203, Great Falls, Virginia, 22066, not later than December 9, 2020. Any shareholder proposal must also comply with the requirements of Cayman Islands law, the rules and regulations promulgated by the SEC and the AOA, as applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2020

THUNDER BRIDGE ACQUISITION II, LTD.

By:	/s/ Gary A. Simanson
Name:	Gary A. Simanson
Title:	President and Chief Executive Officer

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